Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 28, 2011 relating to the financial statements and supplemental schedule of the American Science and Engineering 401(k) and Profit Sharing Plan as of December 31, 2010 and December 31, 2009 and for the year ended December 31, 2010 included in this Form 11-K, into the Company’s previously filed Registration Statements on Form S-8 (Nos. 333-13259 and 333-152541).

/s/ McGladrey & Pullen LLP

Boston, Massachusetts

June 28, 2011